Exhibit 23.00

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

The Stockholders and Board of Directors
Global Technologies, Ltd. and Subsidiaries

We consent to incorporation by reference in the Registration Statements (Nos. 333-15767 and 333-49319) on Form S-8 and (Nos. 333-14013, 333-32772, 333-41096
and 333-47740) on Form S-3 of Global Technologies Ltd. and subsidiaries of our report dated November 15, 2001, relating to the consolidated balance sheet of Global Technologies, Ltd. and subsidiaries as of June 30, 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and comprehensive (los) and cash flows for the year then ended, which report appears in the June 30, 2001 annual report on Form 10-KSB of Global Technologies, Ltd. and subsidiaries. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                     /s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
December 13, 2001